UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Digital Generation, Inc.
(Name of Registrant as Specified In Its Charter)

Alex Meruelo Meruelo Investment Partners LLC Alex Meruelo Living Trust Xavier A. Gutierrez
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Introduction

This Soliciting Material Proxy Statement on Schedule 14A ("Soliciting Material Statement") is filed by and on behalf of the following persons: (a) Alex Meruelo Living Trust ("Meruelo Trust"); (b) Meruelo Investment Partners LLC ("Meruelo Partners"); (c) Alex Meruelo; and (d) Xavier A. Gutierrez.

This Soliciting Material Statement relates to a proposed solicitation by or on behalf of the filing persons of proxies from shareholders of Digital Generation, Inc. (the "Company") pursuant to a Definitive Proxy Statement on Schedule 14A to be filed by Meruelo Partners with the SEC. Security holders are advised to read the proxy statement and other materials (when and if they become available) because they will contain important information, including with respect to the proxy solicitation and the participants in the solicitation. Security holders may obtain the proxy statement and other material (when and if they become available) for free at the SEC's web site at http://www.sec.gov or from the participants using the contact information provided herein or in the materials.

Information with respect to the identity of the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, is included in Exhibit 1 hereto and hereby incorporated herein by reference. Security holders may obtain the information for free at http://www.sec.gov or by contacting us using the contact information provided herein or in the materials.

Written Soliciting Material Communication

On December 6, 2012, Mr. Meruelo delivered a letter to the Company, a copy of which is included as Exhibit 2 hereto and hereby incorporated herein by reference.

On December 6, 2012, Meruelo Partners issued a press release related to the Company, a copy of which is included as Exhibit 3 hereto and hereby incorporated herein by reference.

Remainder of Page Intentionally Left Blank. Exhibit Index to Follow.

1

Exhibit Index

Reference	Description	Notes*
1	Participant Information	*
2	Letter dated December 6, 2012	*
3	Press Release dated December 6, 2012	*

*	Filed herewith.

Remainder of Page Intentionally Left Blank.

2

Exhibit 1

Participant Information

The potential participants in the proposed solicitation ("Participants") may include the following persons: (a) Alex Meruelo Living Trust ("Meruelo Trust"); (b) Meruelo Investment Partners LLC ("Meruelo Partners"); (c) Alex Meruelo; and (d) Xavier A. Gutierrez.

Meruelo Trust is a revocable intervivos trust. The principal business of Meruelo Trust is serving as a revocable intervivos trust.

Meruelo Partners acts as an investment adviser or manager to other persons and accounts and may be deemed to beneficially own securities owned or held by or for the account or benefit of such persons and accounts, including Meruelo Trust. The principal business of Meruelo Partners is serving as an investment adviser or manager to other persons and accounts.

Mr. Meruelo is the trustee of Meruelo Trust and Chief Executive Officer and Chairman of Meruelo Partners and may be deemed to control, and beneficially own securities owned or held by, Meruelo Partners. The present principal occupation of Mr. Meruelo is serving as the principal of the Meruelo Group. Meruelo Group is a privately-held investment holding company with significant interests in diversified industries, including real estate management and development, utility construction, hospitality, food services (manufacturing, distribution, and restaurant operations), and television broadcast media.

Mr. Gutierrez is the President and Chief Investment Officer of Meruelo Partners. The present principal occupation of Mr. Gutierrez is serving as the President and Chief Investment Officer of the Meruelo Group.

The potential participants have interests in the Company as described below.

Participant	Interest
Alex Meruelo Living Trust	2,622,476
Meruelo Investment Partners LLC	2,688,956
Alex Meruelo	2,688,956
Xavier A. Gutierrez	0

Exhibit 2

December 6, 2012

Via Hand Delivery and E-Mail

Board of Directors

Digital Generation, Inc.

750 West John Carpenter Freeway, Suite 700

Irving, Texas 75039

Dear Directors:

I acknowledge and appreciate the press release issued by Digital Generation on November 30, 2012 in response to my request for greater transparency regarding the Company's existing strategic alternatives process.

As Digital Generation's largest shareholder, I have supported the existing process and welcomed a timely sale of the Company at a fair price to the Company's Executive Chairman or any other buyer. I continue to believe that the Company has tremendous value and have urged the board to take action to capitalize on the current level of interest in the Company and diligently consider and pursue the best available opportunities. Although I have been disappointed by the delays and lack of communication on the part of the Company, I have continued to support the process and attempt to work with the Company to preserve, create, and realize value for shareholders.

I am committed to monitoring my investment in the Company on a continuing basis and otherwise taking action as I deem appropriate in connection with my interest in the Company.

I expect the Company to be accountable to its shareholders as the owners of the Company and intend to hold the board and management directly responsible for maximizing value for all shareholders. I also expect the Company to demonstrate a conscious regard for shareholders in connection with the existing process, including by providing more timely, regular, and meaningful updates, as appropriate, until the process is completed.

If the Company fails to complete the process in a timely manner or otherwise fails to maximize value for all shareholders, I plan to make director nominations and submit shareholder proposals and conduct a proxy solicitation contest, as appropriate for the protection of shareholders.

Sincerely,

Alex Meruelo

 Exhibit 3

Alex Meruelo Responds to Expected Completion of Digital Generation's Strategic Process
Confirms Intention to Nominate Directors, Submit Shareholder Proposals, and Conduct Proxy Solicitation

Los Angeles, December 6, 2012 - Alex Meruelo today delivered the following letter to the board of directors of Digital Generation, Inc. (Nasdaq: DGIT):

"I acknowledge and appreciate the press release issued by Digital Generation on November 30, 2012 in response to my request for greater transparency regarding the Company's existing strategic alternatives process.

As Digital Generation's largest shareholder, I have supported the existing process and welcomed a timely sale of the Company at a fair price to the Company's Executive Chairman or any other buyer. I continue to believe that the Company has tremendous value and have urged the board to take action to capitalize on the current level of interest in the Company and diligently consider and pursue the best available opportunities. Although I have been disappointed by the delays and lack of communication on the part of the Company, I have continued to support the process and attempt to work with the Company to preserve, create, and realize value for shareholders.

I am committed to monitoring my investment in the Company on a continuing basis and otherwise taking action as I deem appropriate in connection with my interest in the Company.

I expect the Company to be accountable to its shareholders as the owners of the Company and intend to hold the board and management directly responsible for maximizing value for all shareholders. I also expect the Company to demonstrate a conscious regard for shareholders in connection with the existing process, including by providing more timely, regular, and meaningful updates, as appropriate, until the process is completed.

If the Company fails to complete the process in a timely manner or otherwise fails to maximize value for all shareholders, I plan to make director nominations and submit shareholder proposals and conduct a proxy solicitation contest, as appropriate for the protection of shareholders."

About the Meruelo Parties

Meruelo Investment Partners LLC acts as an investment adviser or manager to other persons and accounts and may be deemed to beneficially own securities owned or held by or for the account or benefit of such persons and accounts. The principal business of Meruelo Investment Partners is serving as an investment adviser or manager to other persons and accounts.

Alex Meruelo is the Chief Executive Officer of Meruelo Investment Partners and may be deemed to control, and beneficially own securities owned or held by, Meruelo Investment Partners. The present principal occupation of Mr. Meruelo is serving as the principal of the Meruelo Group, which includes affiliated companies with significant interests in real estate management and development, utility construction, hospitality, food services (manufacturing, distribution and restaurant operations), and television broadcast media.

About the Proxy Solicitation

We intend to file a proxy statement and other soliciting materials with the SEC and use the materials to solicit proxies from shareholders of Digital Generation in connection with a meeting of shareholders of Digital Generation. Security holders are advised to read the proxy statement and other materials (when and if they become available) because they will contain important information, including with respect to the proxy solicitation and the participants in the solicitation. Security holders may obtain the proxy statement and other material (when and if they become available) for free at the SEC's web site at http://www.sec.gov or from the participants using the contact information provided herein or in the materials.

We intend to file this press release with the SEC on December 6, 2012 as soliciting material on Schedule 14A and include information in Exhibit 1 to the Schedule 14A with respect to the identity of the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise. Security holders may obtain the information for free at http://www.sec.gov or by contacting us using the contact information provided herein or in the materials.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to factors that could cause actual results to differ materially from expected results, including assumptions that may not be correct or accurate due to risks related to Digital Generation and other parties, circumstances, and conditions we cannot control or predict, the inherent uncertainty of future events, and other factors that may cause us to change our plans.

Source: Meruelo Investment Partners LLC

Contact: Xavier A. Gutierrez

President and Chief Investment Officer

Meruelo Group

(562) 745-2339